UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

AMERICAN EXPRESS COMPANY

(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 640-2000

Not Applicable

(Former name or former address, if changed
since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

On March 2, 2015, American Express Company (the “Company”) issued 850 shares of Series C Preferred Shares (as defined in Item 5.03 below), which Preferred Shares were deposited against delivery of depositary receipts (the “Depositary Receipts”) evidencing 850,000 Depositary Shares (the “Depositary Shares”), each representing a 1/1,000th interest in a Series C Preferred Share.

Under the terms of the Series C Preferred Shares, the ability of the Company to declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to shares of its common stock or any preferred shares ranking on a parity with the Series C Preferred Shares (including the Company’s 5.200% Fixed Rate/Floating Rate Noncumulative Preferred Shares, Series B, $1.66 2/3 par value per share) will be subject to certain restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series C Preferred Shares. The restrictions are set forth in the Certificate of Amendment described in Item 5.03 below.

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On February 27, 2015, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of New York for the purpose of amending its Restated Certificate of Incorporation to fix the designations, preferences, limitations and relative rights of its 4.900% Fixed Rate / Floating Rate Non-Cumulative Perpetual Preferred Shares, Series C, $1.66 2/3 par value per share (the “Series C Preferred Shares”). The Series C Preferred Shares have a liquidation preference of $1,000,000 per share. The Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01. Other Events.

The Company closed the sale of the Depositary Shares on March 2, 2015, pursuant to an underwriting agreement, dated February 25, 2015, between the Company and the underwriters named therein (which is attached hereto as Exhibit 1.1).  The terms of the Depositary Shares are set forth in the Deposit Agreement, dated March 2, 2015, among the Company, Computershare Inc., Computershare Trust Company, N.A. and the holders from time to time of the Depositary Receipts (the “Deposit Agreement”) and the form of Depositary Receipt. The Deposit Agreement and the form of Depositary Receipt are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit	Description

1.1

Underwriting Agreement, dated February 25, 2015, between the Company and the underwriters named therein, with respect to the offering of 850,000 Depositary Shares, each representing a 1/1,000th interest in a Series C Preferred Share

3.1	Certificate of Amendment for the Series C Preferred Shares
4.1

Deposit Agreement related to the Depositary Shares, dated March 2, 2015, among the Company, Computershare Inc., Computershare Trust Company, N.A. and the Holders from time to time of the Depositary Receipts

4.2	Form of Depositary Receipt for the Depositary Shares (included in Exhibit 4.1)
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, regarding legality of the Series C Preferred Shares and the Depositary Shares
23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY

	By:	/s/ Emily Epstein
Name: Emily Epstein
Title: Senior Assistant Secretary

Dated: March 2, 2015

INDEX TO EXHIBITS

Exhibit	Description

1.1	Underwriting Agreement, dated February 25, 2015 with respect to the offering of 850,000 Depositary Shares, each representing a 1/1,000th interest in a Series C Preferred Share
3.1	Certificate of Amendment for the Series C Preferred Shares
4.1

Deposit Agreement related to the Depositary Shares, dated March 2, 2015, among the Company, Computershare Inc., Computershare Trust Company, N.A. and the Holders from time to time of the Depositary Receipts

4.2	Form of Depositary Receipt for the Depositary Shares (included in Exhibit 4.1)
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, regarding legality of the Series C Preferred Shares and the Depositary Shares
23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)